UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2017

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08246	71-0205415
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10000 Energy Drive

Spring, Texas 77389

(Address of principal executive office) (Zip Code)

(832) 796-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

The description of the Amendment (as defined below) in Item 2.03 is incorporated into this item by reference.

SECTION 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 11, 2017, Southwestern Energy Company (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the $1,191 million secured term loan facility and $743 million unsecured revolving facility (such facilities, the “Credit Agreement” and the unsecured revolving credit facility, the “Revolver”) entered into in June 2016. Pursuant to the Amendment, the Credit Agreement will be amended to reflect the following:

(i) increase the minimum interest coverage ratio to 2.00x commencing with the fiscal quarter ended June 30, 2017 and continued over the life of the Credit Agreement;

(ii) modify the minimum liquidity covenant such that either (1) if leverage is less than 4.00x or if the Revolver has been terminated, there is no minimum liquidity covenant, or (2) the Company can elect to replace the minimum liquidity covenant with a maximum leverage ratio of no more than 6.00x for the fiscal quarter ended June 30, 2017, and stepping down to 5.50x for the fiscal quarters ending September 30, 2017 and December 31, 2017, 5.00x for the fiscal quarters ending March 31, 2018 and June 30, 2018 and 4.50x thereafter;

(iii) modifying the mandatory prepayment and commitment reduction provisions in order to permit the Company to retain the first $500.0 million of net cash proceeds from asset sales that would have otherwise been required to prepay amounts outstanding under the Revolver and/or reduce commitments under the Revolver; and

(iv) provide the Company with up to one year to apply the proceeds from the first senior notes offering consummated after the entry into the Amendment to the repayment of certain indebtedness of the Company.

The effectiveness of the Amendment is contingent on the Company’s Amended and Restated Term Loan Credit Agreement with various lenders and Bank of America, N.A., as administrative agent and lender (the “2015 Term Facility”) being repaid in full. As of June 30, 2017, $327 million remained outstanding under the 2015 Term Facility.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the terms of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1, dated September 11, 2017, to the Credit Agreement, by and among Southwestern Energy Company, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: September 11, 2017	By:	/s/ Jennifer E. Stewart
		Name:	Jennifer E. Stewart
		Title:	Senior Vice President and Chief Financial Officer - Interim

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1, dated September 11, 2017, to the Credit Agreement, by and among Southwestern Energy Company, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent